Exhibit 10.12

SALES AGREEMENT

This Sales Agreement (“Agreement”) is entered into as of February 11, 2011 (the “Effective Date”) by and between [***] (“Seller’s Principal Office”), and T2 Biosystems, Inc. (“Purchaser”), a Massachusetts corporation, with its principal office located at 101 Hartwell Avenue, Lexington, MA  02421.

Whereas, Seller is a company with expertise in the development and production of superparamagnetic nanoparticles for diagnostic and life science purposes;

Whereas, Purchaser is engaged in the research, development and commercialization of medical diagnostic products that combine nanotechnology and miniaturized magnetic resonance technology;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.                                      Scope.  This Agreement sets forth the terms and conditions under which Seller will manufacture and supply its products, which are more particularly described on Exhibit A (“Products”), to Purchaser and Purchaser will purchase Products from Seller. Purchaser intends to incorporate, combine or integrate the Products into a Purchaser Product for sale or use by Purchaser’s customers (hereinafter “Purchaser’s Products”).  Accordingly, Purchaser will utilize the Products for further manufacturing, re-packaging, and/or re-labeling such that the Purchaser’s Products will be marketed and sold under the Purchaser’s brand name. Seller assumes no responsibility or obligation, and provides no warranty or indemnification obligation for any Purchaser Product which has been manufactured, repackaged, and/or re-labeled by Purchaser.

A.                                    License.  For the term of this Agreement, Seller grants to Purchaser, a non-exclusive, worldwide, non-royalty bearing, sublicensable (only to third parties that may OEM, contract manufacture or sell Purchaser’s Product), license to use (including to modify and/or enhance) Products to research, develop, make and sell Purchaser Product(s) for in vitro industrial diagnostics, human diagnostics, and veterinary diagnostics (but excluding therapeutic) purposes.  This license shall immediately terminate upon the expiration or termination of this Agreement.

B.                                    Specifications & Terms.  The Products shall comply with Seller specifications, if any, as set forth on Exhibit B (the “Specifications”). All purchases made pursuant to this Agreement and Purchaser’s purchase orders shall be subject to Seller’s standard terms and conditions of sale which are attached as Exhibit C as well as the additional terms set forth in Exhibit D.

2.                                      Pricing; Delivery; Payment.

A.                                    Pricing.  The initial price for each Product is listed in Exhibit A to this Agreement.  The prices listed in Exhibit A shall be firm for all Purchase Orders (defined below) received by Seller during the first Contract Year (defined below).  Seller may increase the prices for the Products no more than once in any calendar year, usually on the first day of January, by giving notice to Purchaser at least 60 days prior to the effective date of such change.  These Price increases shall be limited on an annual basis to the greater of (i) the change in the [***] for the preceding year, or (ii) [***].  Notwithstanding the foregoing, upon [***] written notice to the Purchaser, Seller may increase the purchase price for any Product to account for (i) [***]; or (ii) [***] the Product under this Agreement (any of these events shall be referred to as a “[***] Event” and such increase shall be referred to as a “[***] Increase”).  At the time of providing a price increase notice as permitted under the preceding sentence, Seller shall provide the Purchaser with written evidence of the reason therefore, including any information relating to [***], as the case may be.  Seller agrees to eliminate [***] Increases if the reason giving rise to such [***] Event is eliminated or otherwise disappears.

B.                                    Delivery and Invoicing.  Seller shall use commercially reasonable best efforts to ship Products in accordance with the quantities, delivery dates, and delivery location specified in the written purchase order delivered by the Purchaser (“Purchaser Order”).  The Purchase Order shall be a firm commitment to purchase the Products in the quantities described therein.  Seller shall ship the Products FCA Seller’s facility (Incoterms 2000) in accordance with the shipping instructions set forth in the relevant Purchase Order; however, if any Purchase Order does not contain shipping instructions or if such instructions cannot be reasonably achieved, then Seller shall select a carrier or carriers to effect each shipment pursuant to such Purchase Order.  Upon delivery of Products to a carrier, Seller shall invoice Purchaser for the Products supplied.  Prices and payment terms are subject to terms set forth on attached Exhibit C.

3.                                      Term and Termination

A.                                    This Agreement shall take effect on the Effective Date and shall remain in effect until the last day of the fifth Contract Year, unless this Agreement is terminated earlier as provided herein.  A “Contract Year” shall be the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

period commencing on each January 1st and terminating on December 31st, however, the first Contract Year shall commence on the Effective Date and terminate on December 31, 2011.

B.                                    Except as otherwise provided in this Agreement, in the event either party breaches any of the terms, obligations, conditions or undertakings of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of such breach, the non-breaching party, at its option, may by written notice to the breaching party terminate this Agreement, except termination shall not be effective with respect to those provisions which expressly survive termination of this Agreement. The termination shall be effective upon the receipt of the termination notice.

C.                                    Either party may terminate this Agreement immediately by providing written notice to the other party if the other party becomes insolvent, if a petition in voluntary or involuntary bankruptcy is filed by or against the other party under any chapter of the United States bankruptcy laws and not bonded or discharged within thirty (30) days of the date a receiver or trustee is appointed, or if the other party makes an assignment for the benefit of creditors.

D.                                    The termination, expiration or non-renewal of this Agreement shall not relieve either party from any obligation that accrues pursuant to this Agreement before the effective date of the termination or expiration nor shall it release the parties from any obligation that may have been incurred as a result of operations conducted under this Agreement.

4.                                      Ordering.

A.                                    Forecasts.  Commencing on Purchaser’s Commercial Launch of a Purchaser Product, and on the first business day of each calendar quarter thereafter during the term of this Agreement, Purchaser shall provide Seller with a non-binding (except as provided herein) twelve-month rolling forecast of the Products and quantities it intends to purchase during the succeeding twelve-month period.  During the first [***] after Commercial Launch of the applicable Purchaser Product, [***] of the volume of Products specified by Purchaser for the first calendar quarter of each forecast for the applicable Purchaser Product will be binding upon the Purchaser and Purchaser shall issue a Purchase Order for such binding amount.  In addition, Commencing [***] after Commercial Launch of the applicable Purchaser Product, [***] of the volume of Products specified by Purchaser for the first calendar quarter of each forecast for the applicable Purchaser Product will be binding upon the Purchaser and Purchaser shall issue a Purchase Order for such binding amount.  If Purchaser fails to issue a Purchase Order for the binding portions of the forecasts as prescribed in this Section 4.A, Seller may issue a binding invoice to Purchaser for the outstanding amount.  Except as provided herein, forecasts shall be estimates only and are not binding.  All forecasts shall constitute Confidential Information of Purchaser, regardless or whether or not so marked.  For purposes of this Agreement, Commercial Launch for a Purchaser Product shall mean Purchaser’s first sale of such Purchaser’s Product following regulatory approval to market the Purchaser Product.

B.                                    Lead-Time and Overage Commitment.  Prior to the Commercial Launch of a Purchaser Product, Seller shall have a lead-time of at least [***] from the date of receipt of a Purchase Order through the date of delivery of the Products listed on the Purchase Order.  Following the Commercial Launch of the Purchaser Product, Seller shall have a lead-time of at least [***] from the date of receipt of a Purchase Order through the date of delivery of the Products listed on the Purchase Order.  Prior to the Commercial Launch of the Purchaser Product, each Purchase Order placed by Purchaser shall be binding upon the Seller upon Seller’s acceptance of such Purchase Orders as provided herein and the Product set forth therein shall be delivered within the applicable lead time set forth above.  Following the Commercial Launch of the Purchaser Product, each Purchase Order placed by Purchaser shall be binding upon the Seller to the extent that the Purchaser Order is equal to volumes contained in the portion of the Purchaser’s forecast that is binding upon the Purchaser as set forth above.  With respect to volumes included in Purchase Orders that are in excess of such binding portions, Seller will endeavor to deliver such excess Product as requested by any Purchase Order; but Seller has no obligation hereunder to expedite delivery for such excess Product unless the parties mutually agree on the terms of such expedited request.  Seller shall provide Purchaser with a minimum of twelve (12) months written notice of Seller’s intention to discontinue the supply of any Product.

C.                                    Confirmed Purchase Orders.  Seller shall provide written acceptance of each Purchase Order within three (3) calendar days of its receipt; provided, however, that Seller’s failure to accept a Purchase Order shall not alter Seller’s obligation to deliver Product that is the subject of a binding Purchase Order as described in 4B above.  Purchase Orders shall be transmitted to Seller via and confirmed in writing to the fax number or email address detailed in this Agreement.  Seller assumes no liability for carrier or shipping error or delay.  Seller agrees to promptly notify Purchaser if it will be unable, for whatever reason to meet the requested delivery dates.  Seller may deliver Product up to seven (7) days early if Seller’s manufacturing / dispatch schedule would not

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

otherwise facilitate on-time delivery; provided Seller provides prior written notice to Purchaser of the delivery.

D.                                    Purchase Minimums.  During each Contract Year or portion thereof detailed below, the Purchaser shall purchase at least the below-listed quantity of Products (for each period, the “Minimum Purchase Obligation”):

Contract Year	Minimum Purchase Obligation
First Contract Year	[***]	[***] Product units ([***] grams)
Second Contract Year	[***]	[***] Product units ([***] grams)
Third Contract Year	[***]	[***] Product units ([***] grams)
Fourth Contract Year	[***]	[***] Product units ([***] grams)
Fifth Contract Year	[***]	[***] Product units ([***] grams)

If, in any Contract Year, Purchaser fails to purchase the Minimum Purchase Obligation, then Purchaser shall either (i) pay to Seller an amount equal to the difference between the Minimum Purchase Obligation and the actual amount of Product sold; or (ii) within 30 days after the Contract Year in which the Minimum Purchase Obligation is not met, issue a PO to Seller for the difference or shortfall, provided, however, that such amount shall not count toward the subsequent year’s Minimum Purchase Obligation.  If Purchaser fails to pay this amount to Seller or issue a PO as described above, Seller may (i) offset any amounts owed to Seller or its affiliates by Purchaser; or (ii) increase the purchase price for the Products in addition to any purchase price increase authorized by Section 2.B, to reflect a lower volume of Product purchases by Purchaser, which increase shall be effective as of the first day of the Contract Year after the Contract Year in which Purchaser fails to achieve the Minimum Purchase Obligation.

E.                                     Seller’s Warranties. In addition to the warranties set forth in Exhibit C, Seller represents and warrants that it has the full legal right to enter into this Agreement with Purchaser.  SELLER SHALL NOT BE HELD RESPONSIBLE FOR ANY CHANGE IN PRODUCT PERFORMANCE DUE TO MISHANDLING OR ADULTERATION OF THE PRODUCT BY PURCHASER OR ANY THIRD PARTY, INCLUDING BUT NOT LIMITED TO RE-MANUFACTURING, REPACKAGING, RELABELING OR INCORPORATION OF THE PRODUCT INTO PURCHASER’S PRODUCT.  ANY ALTERATION, CHANGE, OR MODIFICATION MADE TO ANY PRODUCT BY ANY PERSON OTHER THAN SELLER OR OTHER THAN AS AUTHORIZED UNDER THIS AGREEMENT SHALL VOID THE PRODUCT WARRANTIES EXTENDED BY SELLER.  EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT SELLER DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY AND FREEDOM FROM INFRINGEMENT.

F.                                      Purchaser’s Warranties.  Purchaser represents and warrants: (i) Purchaser has the full legal right to enter into this Agreement with Seller; and (ii) Purchaser will make no representations or warranties regarding the Product other than those representations and warranties provided in the Product package inserts.

5.                                      Regulatory Audit.  Purchaser (inclusive of its employees and representatives) shall have the right to audit Seller’s facilities, as Purchaser deems necessary.  Seller shall also cooperate with regulatory agency requests to audit Seller’s facility, provided, Purchaser shall not be entitled to be present during any regulatory agency inspection.  However, exercise of such right shall be subject to the following conditions: (a) Purchaser or its representatives, as the case may be, must sign Seller’s standard confidentiality agreement (“Confidentiality Agreement”); (b) Purchaser shall be entitled to conduct only one audit per Contract Year unless additional audits are required by law or regulation or otherwise agreed or unless Purchaser can demonstrate that Seller has materially breached this Agreement; (c) Purchaser audits shall be conducted only after reasonable advance written notice of the audit is provided by Purchaser to Seller and then only at such time as is reasonably convenient to Seller; (d) all information gathered and data reviewed during any such audit shall be “Confidential Information” subject to the provisions of the Confidentiality Agreement; and (e) the scope of each such audit shall be limited to the production and delivery (copies of which shall not be removed from Seller’s premises) of the Products under this Agreement and all documentation, data, and other records relating solely thereto, including but not limited to, production standard operating procedures that are not proprietary (e.g., QC, testing, training, etc.), and records and data relating to raw materials. Seller shall cooperate with Purchaser in the performance of such audit.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.                                      Confidentiality.  The contents of this Agreement and any information or items marked confidential or identified as confidential by written notice to the receiving party delivered within thirty (30) days of delivery of the information or item furnished by either party to the other party under or relating to this Agreement may not be divulged by the receiving party to any third party, and such information shall not be used by the receiving party for any purpose other than in connection with this Agreement without the prior written consent of the disclosing party; provided, however, the obligations of confidentiality, nondisclosure and non-use shall not apply to information that (i) is already in, or subsequently comes into, the public domain other than through a violation of this Agreement, (ii) is received by the non-disclosing party on a non-confidential basis from a source which is not prohibited from disclosing such information pursuant to any legal, contractual or fiduciary obligation to the disclosing party, (iii) was already known by the receiving party, as established by written documentation only, at the time of receipt from the disclosing party, (iv) is independently developed, and (v) is required by a court of law or by any governmental, regulatory or administrative agency, body or tribunal to be disclosed by the receiving party, provided that the receiving party gives the disclosing party timely prior notice of such requirement and the receiving party reasonably cooperates with the disclosing party in any attempt made by the disclosing party to obtain protection for such Confidential Information.  In protecting the Confidential Information of the disclosing party, the receiving party shall use the same degree of care it uses for its own Confidential Information, but in no event less than a reasonable degree of care.  Notwithstanding the foregoing, each party shall have the right to disclose the other party’s Confidential Information to such of its consultants, accountants, financial advisors, outside counsel and other representatives with a bona fide need to know the Confidential Information for the purpose of this Agreement or to potential investors (each, a “Representative”).  Prior to any such disclosure to a Representative, the receiving party shall have informed the Representative of the requirements of this Agreement and shall have obtained from such Representative an agreement requiring the Representative to protect the Confidential Information under terms and conditions substantially similar to those contained herein.  Each party shall be responsible for any breach of this Agreement by its Representatives.  The covenants contained in this Section shall survive the termination of this Agreement, regardless of the cause of the termination, for a period of five (5) years from termination of the Agreement.

7.                                      Relationship of Parties.  Purchaser and Seller are independent entities and neither shall be considered an agent, employee, commercial representative, partner, franchisee or joint venturer of the other.  Neither party shall have any authority, absent express written permission from the other party, to enter into any agreement, assume or create any obligations or liabilities, or make representations on behalf of the other party.

8.                                      Assignment.  Neither party may assign this Agreement to a third party unless both parties have agreed to such assignment in a writing signed by an authorized representative of each party hereto; provided, however, that upon providing written notice, either party may, without the other party’s consent, assign this Agreement to an affiliated company or to any third party entity that acquires all or substantially all of its assets, provided such assignee agrees to be bound by the terms and conditions of this Agreement.

9.                                      Notice.  All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given on the earlier of the date when actually delivered by personal delivery, commercial courier, or telephonic facsimile transmission accompanied by a telephonic facsimile receipt and followed by a hard copy by the United States mail, or three (3) days after being deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and in each case addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

In the case of Seller, to:

[***]

With a copy to:

[***]

In the case of Purchaser:

John McDonough, President and CEO
101 Hartwell Avenue
Lexington, MA 02421

10.                               Governing Law.  This Agreement is governed by and shall be interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws.  The parties irrevocably submit to the jurisdiction of the State and Federal Courts of the Commonwealth of Massachusetts in any action arising out of or relating to this Agreement.  This Agreement will not be subject to the United Nations Convention for the International Sale of Goods.

11.                               Arbitration.  If there is a dispute, claim, or controversy between the parties arising out of or in connection with this Agreement, the parties shall settle such matter by binding arbitration under the Commercial

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement.  In the event either party commences an arbitration proceeding, the arbitration proceeding shall be held in the county where the Seller’s Principal Office is located.  Any judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof.  This arbitration clause shall survive the termination of this Agreement.  EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY.

12.                               Entire Agreement & Amendments.  This Agreement (including its Exhibits) represents the entire agreement between the parties pertaining to its subject matter, and supersedes all prior and contemporary agreements and understandings.  The parties intend this Agreement to be the final expression of their agreement with respect to its terms, and the complete and exclusive statement of those terms.  No modification, amendment or waiver of any Agreement term shall be binding unless executed in writing by both parties.  If there is a conflict between the terms of sale set forth in Exhibit C and this Agreement, the terms in this Agreement shall take precedence.

13.                               Parties in Interest.  This Agreement shall not be binding on either party until signed by both parties.  This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and permitted assignees.  Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assignees, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right to subrogation or action against any party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in multiple original counterparts by their duly authorized officers, agents all as of the day and year first above written.

[***]

T2 BIOSYSTEMS, INC.

By:	/s/ John McDonough

Print Name:
Title:
Date:	2/11/2011

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A
Product/Price

Product/Part Number	Bottle Size	Price per bottle	Quantity Range (mL)
[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B
Specifications

Product/Part Number	Parameter	Specification range	Shelf life	Manufacture lot size
[***]	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C
Terms and Conditions of Sale

UNLESS OTHERWISE EXPRESSLY AGREED IN WRITING, ALL SALES ARE SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

1.  GENERAL.  Microgenics Corporation (“Seller”) hereby offers for sale to the buyer named on the face hereof (“Purchaser”) the products listed on the face hereof (the “Products”) on the express condition that Purchaser agrees to accept and be bound by the terms and conditions set forth herein.  Any provisions contained in any document issued by Purchaser are expressly rejected and if the terms and conditions in this Agreement differ from the terms of Purchaser’s offer, this document shall be construed as a counter offer and shall not be effective as an acceptance of Purchaser’s document.  Purchaser’s receipt of Products or Seller’s commencement of the services provided hereunder will constitute Purchaser’s acceptance of this Agreement.  These Terms and Conditions of Sale and the Sales Agreement to which they are attached as Exhibit C, and all other Exhibits attached to the Sales Agreement represent the complete and exclusive statement of the contract between Seller and Purchaser with respect to Purchaser’s purchase of the Products.  No waiver, consent, modification, amendment or change of the terms contained herein shall be binding unless in writing and signed by Seller and Purchaser.  Seller’s failure to object to terms contained in any subsequent communication from Purchaser will not be a waiver or modification of the terms set forth herein.

2.  PRICE. All prices shall be as set forth in Exhibit A of the Sales Agreement.

3.  TAXES AND OTHER CHARGES.  Prices for the Products exclude all sales, value added and other taxes and duties imposed with respect to the sale, delivery, or use of any Products covered hereby, all of which taxes and duties must by paid by Purchaser.  If Purchaser claims any exemption, Purchaser must provide a valid, signed certificate or letter of exemption for each respective jurisdiction.

4.  TERMS OF PAYMENT.  Seller may invoice Purchaser upon shipment for the price and all other charges payable by Purchaser in accordance with the terms on the face hereof.  If no payment terms are stated on the face hereof, payment shall be net thirty (30) days from the date of Buyer’s receipt of the invoice.  If Purchaser fails to pay any amounts when due, Purchaser shall pay Seller interest thereon at a periodic rate of [***] per month (or, if lower, the highest rate permitted by law), together with all costs and expenses (including without limitation reasonable attorneys’ fees and disbursements and court costs) incurred by Seller in collecting such overdue amounts or otherwise enforcing Seller’s rights hereunder.  Seller reserves the right to require from Purchaser full or partial payment in advance, or other security that is satisfactory to Seller, at any time that Seller believes in good faith that Purchaser’s financial condition does not justify the terms of payment specified.  All payments shall be made in U.S. Dollars.

5.  DELIVERY; CANCELLATION OR CHANGES BY BUYER.  The Products will be shipped to the destination specified by Purchaser, F.C.A. Seller’s shipping point Seller will have the right, at its election, to make partial shipments of the Products and to invoice each shipment separately.  Seller reserves the right to stop delivery of Products in transit and to withhold shipments in whole or in part if Purchaser fails to make any payment to Seller when due or otherwise fails to perform its obligations hereunder.  Seller will not be liable for any loss or damage resulting from any delay in delivery or failure to deliver which is due to any cause beyond Seller’s reasonable control.  In the event of a delay due to any cause beyond Seller’s reasonable control, Buyer shall have the option to cancel the Purchase Orders in process without penalty if a mutually acceptable delivery schedule cannot be agreed upon within 30 days of Buyer’s receipt of notification of the delay.  Orders in process may not be changed except with mutual consent by the parties, including, when applicable, an appropriate adjustment in the purchase price therefor.  Credit will not be allowed for Products returned without the prior written consent of Seller.

6.  TITLE AND RISK OF LOSS.  Notwithstanding the trade terms indicated above and subject to the provisions of Section 7 below and to Seller’s right to stop delivery of Products in transit, title to and risk of loss of the Products will pass to Purchaser upon delivery of possession of the Products by Seller to the carrier; provided, however, that title to any software incorporated within or forming a part of the Products shall at all times remain with Seller or the licensor(s) thereof, as the case may be.

7.  WARRANTY.  Seller warrants that the Products will operate or perform substantially in conformance with Seller’s published specifications and be free from defects in material and workmanship, when subjected to normal, proper and intended usage by properly trained personnel, for the period of time set forth in the product documentation, published specifications or package inserts.  If a period of time is not specified in Seller’s product documentation, published specifications or package inserts, the warranty period shall be one (1) year from the date of shipment to Purchaser for equipment and ninety (90) days for all other products (the “Warranty Period”).  Seller agrees during the Warranty Period, to repair or replace, at Seller’s option, defective Products so as to cause the same to operate in substantial conformance with said published specifications; provided that Purchaser shall (a) promptly notify Seller in writing upon the discovery of any defect, which notice shall include the product model and serial number (if applicable) and details of the warranty claim; and (b) after Seller’s review, Seller will provide Purchaser with service data and/or a Return Material Authorization (“RMA”) , which may include biohazard decontamination procedures and other product-specific handling instructions, then, if applicable, Purchaser may return the defective Products to Seller with all costs prepaid by Purchaser.  Replacement parts may be new or refurbished, at the election of Seller.  All replaced parts shall become the property of Seller.  Shipment to Purchaser of repaired or replacement Products shall be made in accordance with the Delivery provisions of the Seller’s Terms and Conditions of Sale.  Consumables are expressly excluded from the warranty under this warranty.  Notwithstanding the foregoing, Products supplied by Seller that are obtained by Seller from an original manufacturer or third party supplier are not warranted by Seller, but Seller agrees to assign to Purchaser any warranty rights in such Product that Seller may have from the original manufacturer or third party supplier, to the extent such assignment is allowed by such original manufacturer or third party supplier.

In no event shall Seller have any obligation to make repairs, replacements or corrections required, in whole or in part, as the result of (i) normal wear and tear, (ii) accident, disaster or event of force majeure, (iii) misuse, fault or negligence of or by Purchaser, (iv) use of the Products in a manner for which they were not designed, (v) causes external to the Products such as, but not limited to, power failure or electrical power surges, (vi) improper storage and handling of the Products or (vii) use of the Products in combination with equipment or software not supplied by Seller.  If Seller determines that Products for which Purchaser has requested warranty services are not covered by the warranty hereunder, Purchaser shall pay or reimburse Seller for all costs of investigating and responding to such request at Seller’s then prevailing time and materials rates.  If Seller provides repair services or replacement parts that are not covered by the warranty provided in this warranty, Purchaser shall pay Seller therefor at Seller’s then prevailing time and materials rates.  ANY INSTALLATION, MAINTENANCE, REPAIR, SERVICE, RELOCATION OR ALTERATION TO OR OF, OR OTHER TAMPERING WITH, THE PRODUCTS PERFORMED BY ANY PERSON OR ENTITY OTHER THAN SELLER WITHOUT SELLER’S PRIOR WRITTEN APPROVAL, OR ANY USE OF REPLACEMENT PARTS NOT SUPPLIED BY SELLER, SHALL IMMEDIATELY VOID AND CANCEL ALL WARRANTIES WITH RESPECT TO THE AFFECTED PRODUCTS.

THE OBLIGATIONS CREATED BY THIS WARRANTY STATEMENT TO REPLACE A DEFECTIVE PRODUCT SHALL BE THE SOLE REMEDY OF BUYER IN THE EVENT OF A DEFECTIVE PRODUCT.  EXCEPT AS EXPRESSLY PROVIDED IN THIS WARRANTY STATEMENT, SELLER DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.  SELLER DOES NOT WARRANT THAT THE PRODUCTS ARE ERROR-FREE OR WILL ACCOMPLISH ANY PARTICULAR RESULT.

8.  INDEMNIFICATION.

8.1  By Seller. Seller agrees to indemnify, defend and save Purchaser, its officer, directors, and employees from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorney’s fees) (“Indemnified Items”) for (i) injury to or death of persons or damage to property to the extent caused by the negligence or willful misconduct of Seller, its employees, agents or representatives or contractors in connection with the performance of services at Purchaser’s premises under this Agreement and (ii) claims that a Product infringes any valid United States patent, copyright or trade secret; provided, however, Seller shall have no liability under this Section to the extent any such Indemnified Items are caused by either (i) the negligence or willful misconduct of Purchaser, its employees, agents or representatives or contractors, (ii) by any third party, (iii) use of a Product in combination with equipment or software not supplied by Seller where the Product would not itself be infringing, (iv) compliance with Purchaser’s designs, specifications or instructions, (v) use of the Product in an application or environment for which it was not designed or (vi) modifications of the Product by anyone other than Seller without Seller’s prior written approval.  Purchaser shall

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

provide Seller prompt written notice of any third party claim covered by Seller’s indemnification obligations hereunder.  Seller shall have the right to assume exclusive control of the defense of such claim or, at the option of the Seller, to settle the same.  Purchaser agrees to cooperate reasonably with Seller in connection with the performance by Seller of its obligations in this Section.

Notwithstanding the above, Seller’s infringement related indemnification obligations shall be extinguished and relieved if Seller, at its discretion and at its own expense (a) procures for Purchaser the right, at no additional expense to Purchaser, to continue using the Product; (b) replaces or modifies the Product so that it becomes non-infringing, provided the modification or replacement docs not adversely affect the specifications of the Product; or (c) in the event (a) and (b) are not practical, refund to Purchaser the amortized amounts paid by Purchaser with respect thereto, based on a five (5) year amortization schedule.  THE FOREGOING INDEMNIFICATION PROVISION STATES SELLER’S ENTIRE LIABILITY TO BUYER FOR THE CLAIMS DESCRIBED HEREIN.

8.2  By Purchaser.  Purchaser shall indemnify, defend with competent and experienced counsel and hold harmless Seller, its parent, subsidiaries, affiliates and divisions, and their respective officers, directors, shareholders and employees, from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys’ fees and disbursements and court costs) to the extent arising from or in connection with (i) the negligence or willful misconduct of Purchaser, its agents, employees, representatives or contractors; (ii) use of a Product in combination with equipment or software not supplied by Seller where the Product itself would not be infringing; (iii) Seller’s compliance with designs, specifications or instructions supplied to Seller by Purchaser; (iv) use of a Product in an application or environment for which it was not designed; (v) modifications of a Product by anyone other than Seller without Seller’s prior written approval; or (vi) claims that Purchaser’s Product infringes any valid United States patent, copyright or trade secret.

9.  SOFTWARE.  With respect to any software products incorporated in or forming a part of the Products hereunder, Seller and Purchaser intend and agree that such software products are being licensed and not sold, and that the words “purchase”, “sell” or similar or derivative words are understood and agreed to mean “license”, and that the word “Purchaser” or similar or derivative words are understood and agreed to mean “licensee”.  Notwithstanding anything to the contrary contained herein, Seller or its licensor, as the case may be, retains all rights and interest in software products provided hereunder.

Seller hereby grants to Purchaser a royalty-free, non-exclusive, nontransferable license, without power to sublicense, to use software provided hereunder solely for Purchaser’s own internal business purposes on the hardware products provided hereunder and to use the related documentation solely for Purchaser’s own internal business purposes.  This license terminates when Purchaser’s lawful possession of the hardware products provided hereunder ceases, unless earlier terminated as provided herein.  Purchaser agrees to hold in confidence and not to sell, transfer, license, loan or otherwise make available in any form to third parties the software products and related documentation provided hereunder.  Purchaser may not disassemble, decompile or reverse engineer, copy, modify, enhance or otherwise change or supplement the software products provided hereunder without Seller’s prior written consent.  Seller will be entitled to terminate this license if Purchaser fails to comply with any term or condition herein.  Purchaser agrees, upon termination of this license, immediately to return to Seller all software products and related documentation provided hereunder and all copies and portions thereof.

Certain of the software products provided by Seller may be owned by one or more third parties and licensed to Seller.  Accordingly, Seller and Purchaser agree that such third parties retain ownership of and title to such software products.  The warranty and indemnification provisions set forth herein shall not apply to software products owned by third parties and provided hereunder.

10.  LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LIABILITY OF SELLER UNDER THESE TERMS AND CONDITIONS (WHETHER BY REASON OF BREACH OF CONTRACT, TORT, INDEMNIFICATION, OR OTHERWISE, BUT EXCLUDING LIABILITY OF SELLER FOR BREACH OF WARRANTY (THE SOLE REMEDY FOR WHICH SHALL BE AS PROVIDED UNDER SECTION 7 ABOVE)) SHALL NOT EXCEED AN AMOUNT EQUAL TO TWICE THE TOTAL ANNUAL PURCHASE PRICE THERETOFORE PAID BY BUYER TO SELLER UNDER THIS AGREEMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF USE OF FACILITIES OR EQUIPMENT, LOSS OF REVENUE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF GOODWILL), REGARDLESS OF WHETHER SUCH PARTY (a) HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES OR (b) IS NEGLIGENT.  THE LIMITATIONS OF LIABILITY DESCRIBED IN THIS SECTION 10 SHALL NOT APPLY TO DAMAGES RESULTING FROM BREACHES BY A PARTY OF ITS DUTY OF CONFIDENTIALITY IMPOSED HEREUNDER OR UNDER THE SALES AGREEMENT.

11.  EXPORT RESTRICTIONS.  Purchaser acknowledges that each Product and any related software and technology, including technical information supplied by Seller or contained in documents (collectively “Items”), is subject to export controls of the U.S. government.  The export controls may include, but are not limited to, those of the Export Administration Regulations of the U.S. Department of Commerce (the “EAR”), which may restrict or require licenses for the export of Items from the United States and their re-export from other countries.  Purchaser shall comply with the EAR and all other applicable laws, regulations, laws, treaties, and agreements relating to the export, re-export, and import of any Item.  Purchaser shall not, without first obtaining the required license to do so from the appropriate U.S. government agency; (i) export or re-export any Item, or (ii) export, re-export, distribute or supply any Item to any restricted or embargoed country or to a person or entity whose privilege to participate in exports has been denied or restricted by the U.S. government.  Purchaser shall cooperate fully with Seller in any official or unofficial audit or inspection related to applicable export or import control laws or regulations, and shall indemnify and hold Seller harmless from, or in connection with, any violation of this Section by Purchaser or its employees, consultants, agents, or customers.

12.  MISCELLANEOUS.  (a) Any action arising under this Agreement must be brought within one (1) year from the date that the cause of action arose.  (b) The application to this Agreement of the U.N. Convention on Contracts for the International Sale of Goods is hereby expressly excluded.  (c) In the event that any one or more provisions contained herein shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall remain in full force and effect, unless the revision materially changes the bargain.  (c) One party’s failure to enforce, or such party’s waiver of a breach of, any provision contained herein shall not constitute a waiver of any other breach or of such provision.  (d) Purchaser agrees that all pricing, discounts and technical information that Seller provides to Purchaser are the confidential and proprietary information of Seller.  Purchaser agrees to (1) keep such information confidential and not disclose such information to any third party, and (2) use such information solely for Purchaser’s internal purposes and in connection with the Products supplied hereunder.  Nothing herein shall restrict the use of information available to the general public.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D — Additional Terms

1.  WARRANTY.  The following representations and warranties shall be added:

A.                                    Both parties shall comply with all federal, state/province laws, regulations and orders applicable to its operations, including without limitation, all applicable laws and regulations having jurisdiction over the manufacturing, storage, import, export, handling or sale of the Product (“Applicable Laws”), including the maintenance of such records necessary to demonstrate compliance.  Both parties obtained and will maintain for the term of the Agreement, all licenses, permits, authorizations, approvals and reviews required by any federal, state/province or local governmental authority for performance of any activities under this Agreement.

B.                                    To the best of Seller’s knowledge, the Products provided by Seller do not violate any valid patent, trade secret or other proprietary or intellectual property right of any third party, and all Product delivered to Purchaser shall be free of any liens or encumbrances.

C.                                    Neither Seller nor Purchaser, nor their officers, personnel or any other person used by Seller or Purchaser to perform this Agreement has been (a) debarred, convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the United States Food Drug and Cosmetic Act, 21 U.S.C. § 335a or any non-U.S. equivalent regulation, (b) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f) or any non-U.S. equivalent), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program, or (c) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action.  The parties shall inform each other in writing promptly if it or any person who is performing services hereunder is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of such party’s knowledge, is threatened.

2.  QUALITY

The following quality requirements shall apply to the Products and this Agreement:

A.                                    In addition to the audit described in Section 5 of the Sales Agreement, Seller will use commercially reasonable efforts to comply with requirements for supplier evaluation and qualification performance, which consist of (i) an initial supplier qualification audit by Buyer, (ii) Seller’s completion of the supplier questionnaire attached hereto as Exhibit E.

B.                                    Seller shall maintain complete and accurate records relating to its activities under this Agreement. Seller shall retain all such records for not less than seven (7) years following the date of manufacture.

C.                                    Seller shall comply with applicable industry standard quality principles, including without limitation, , in areas such as production and process controls, material controls, process validation and equipment qualification, calibration and maintenance, (e.g., conformance with ISO 13485:200, Quality management systems — Requirements).

D.                                    The parties shall cooperate with all quality-related investigations and resolution of any non-conformance issues involving Products.

3.                                      INSURANCE

During the term of this Agreement and for [***] thereafter, each party shall maintain appropriate insurance, (including workers compensation, general commercial liability insurance, product liability and automobile insurance) with respect to its’ obligations under this Agreement, including without limitation, the manufacture of Product or Purchaser’s Product, as the case may be.  The levels of insurance coverage maintained shall be commensurate with those that are customary in the industry for similar activities and shall be with financially sound and reputable insurers.  Upon request, either party shall have its insurance agent forward a certificate of insurance evidencing such insurance to the other party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.